PRELIMINARY LETTER
                               DANZIGER
                         300 GARRISON STREET
                         FREMONT, OHIO 43420
                             419-332-4201



                          February 20, 2009




            Dear Fellow Stockholder:


                   As my proxy statement indicates, I am
            soliciting proxies to elect, among others, myself as a Director of Croghan Bancshares in the election at the 2009 Annual Meeting of Stockholders. I am very disappointed with the current share value and as I write this letter the share value is $23.00, lower than it has been since February 11, 2002, approximately seven (7) years ago.

                   If I am elected, I will encourage the
            Board of Directors to take measures designed to improve stockholders value at Croghan
            Bancshares. I advocate strategies such as a reverse stock split with repurchase of small shareholders holdings to effect a reduction in the number of shareholders below the SEC reporting level with the objective of an expense saving privatization of the corporation. Also, I believe the Board of Directors should be enhanced with gender diversity. I believe these measures if implemented properly by the board of directors should result in enhanced stockholder value.

                   During my 2001 candidacy I, joined by
            Jared E. Danziger and Samuel R. Danziger, asked to inspect the records of Bancshares and its wholly owned subsidiary Croghan
            Colonial Bank.  I can advise you the Ohio
            Supreme Court has agreed with our request.
            The lawsuit is Danziger v. Luse and the Ohio
            Supreme Court opinion may be found on their website
            (http://www.sconet.state.oh.us/rod/newpdf/
            then type in the WebCite No.:
            "2004-Ohio-5227").

                   At present, the matter is still
            pending before the Common Pleas Court on Bancshares' and Banks' claim of "other issues". I believe this claim of "other issues" has no merit. I will have more to say at the Annual Meeting to update the shareholders as a Court ordered Mediation is now scheduled for May 11, 2009.



                   After you have read my proxy
            statement, please sign the enclosed Blue proxy card and return it to me as soon as possible in the enclosed self-addressed, postage pre-paid envelope. If you hold your shares through a broker or a trust company, please call the person responsible for your account as soon as possible and ask him or her to vote the Blue proxy card and not to vote the white proxy card received from Croghan.

                   You also will receive a separate
            proxy statement and white proxy card from the Board of Directors of Croghan as you have in the past. I encourage you to sign and return only my enclosed Blue proxy card.
             If you do sign, date and return the Blue
            proxy card to me and if you then later sign
            and return a white proxy card to Croghan, only the later dated proxy will be counted.
            Similarly, if you sign and return a white proxy card to Croghan and if you later sign, dated and return my enclosed Blue proxy card to me, only the later dated Blue proxy will be counted.

                   Thank you in advance for your
            support.  If you have any pro or con
            comments, question, need further assistance
            or want to discuss my views regarding
            Croghan, please do not hesitate to call me
            in Fremont at 419-332-4201 or at
            419-407-8601.   I invite you to elect me to
            the Board of Directors.


                        Sincerely,



                    NATHAN G. DANZIGER

                                    PRELIMINARY LETTER

















                       PRELIMINARY
                     PROXY STATEMENT
                            OF
                    NATHAN G. DANZIGER

                       300 GARRISON
                    FREMONT, OH 43420
                       419-332-4201

                   Solicitation of Proxies in Opposition
            to Proxies to be Solicited by the Board of Directors of Croghan Bancshares, Inc.

                       INTRODUCTION

                   The date of this Proxy Statement is
            February 20, 2009.

                   My name is NATHAN G. DANZIGER. I own
            2889 shares of Croghan Bancshares, Inc.
            (Croghan).   I have been a shareholder since
            1948(60 years).

                   I am sending this Proxy Statement and
            the enclosed BLUE PROXY card to the
            stockholders of common stock of Croghan in connection with my solicitation of proxies to be voted at the Croghan 2009 Annual
            Meeting of Stockholders of Croghan and at any and all adjournments of that meeting
            (individually and collectively, the
            "Stockholders Meeting").

                   The Croghan Board of Directors has
            advised me that the next shareholders
            meeting will be held at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio 43420, on Tuesday May 12th, 2008, at 1:00 PM, local time. I am soliciting proxies for use at the Stockholders Meeting i) to vote in favor of my election to the Board of Directors of Croghan ii) to vote for certain other nominees and shareholder proposals set forth in Croghan's proxy statement and iii) to vote in my discretion on such other matter that may properly be presented at the Stockholders Meeting.

                   You should receive two different
            proxy statements, each with its own
            accompanying form of proxy, in connection with the Stockholders Meeting this year. You are receiving this Proxy Statement and the enclosed BLUE PROXY card from me. You should also receive a separate proxy statement and white proxy card from the Board of Directors of Croghan, similar to the way you received these materials in prior years. These two proxy statements will be very different because both the Board of Directors of Croghan and I will be attempting to obtain authority from you to vote your shares at the Stockholders Meeting in accordance with our respective recommendations. Even if you plan to attend the Stockholders Meeting, I encourage you to sign and return only the enclosed BLUE PROXY card and not the white proxy card which you may receive from Croghan. Any BLUE PROXY card that you sign and return to me will be voted only in accordance with your instructions. Please refer to Croghan's proxy statement for a full description of management and shareholder proposals, the securities ownership of Croghan, the share vote required to ratify each proposal, information about the Croghan's Officers and Directors, including compensation, and the date by which Stockholders must submit proposals for inclusion at the Next Annual
            Meeting.

                   Only one proxy of yours will be
            counted and used at the Stockholders
            Meeting. If you sign, date and mail a BLUE
            PROXY card to me and if you later sign and return a white proxy card to Croghan, the blue proxy card will not be counted when the votes are tabulated. I strongly urge you not to return any white proxy card sent to you by the Board of Directors of Croghan; vote and return only the BLUE PROXY to me.

           REASONS WHY I AM SOLICITING PROXIES

                   I decided to seek a  position on the
            Board of Directors in an effort to encourage the Board of Directors to take the following actions:

                   *       to improve the financial
                           performance of Croghan;
                   *       to enhance shareholder value
                           for Croghan.

                   As a stockholder of Croghan since
            1948 I am very interested in the success of our company and in doing what is best for Croghan and all Croghan stockholders.

                   I have asked, as a Stockholder, to
            see the records of Croghan Colonial Bank as long ago as February 2001. Croghan has refused and I brought suit. The suit is more fully explained later in the Information
            About Nathan G. Danziger Section. The Ohio
            Supreme Court clearly stated in its opinion dated October 13, 2004 that I am entitled to see the records of Croghan Colonial Bank and to this date, at shareholder expense, the Bank is still resisting in Common Pleas
            Court.


                  CROGHAN'S PERFORMANCE


                   As of December 31, 2008 Croghan's
            shares last traded at $25.00 per share, a DECREASE of $12.42 or approximately 33.0% since December 31, 2005 when the last trade was at $37.42. Croghan's share price has DECREASED from three years ago. Thus, it is apparent the value purchaser's are now willing to pay for Croghan's shares has DECREASED during the past three years. This speaks to Croghan's performance.

                   If I am elected, I will immediately
            recommend that the Board hire a financial industry consultant, or advisory group which specializes in financial institutions, to make recommendations to the Board
            regarding specific measures designed to
            enhance performance at Croghan as on the current course for the past three years new purchasers of Croghan's stock are not willing to pay what they paid three years ago.

                  At a minimum I will also work to:

            *      terminate payments to executives for
                   "membership" fees (in a SEC 8-K
                   Filing on April 7, 2008 it was
                   disclosed the Board of Directors
                   approved payment of "bonuses to
                   Messrs Futrell and Rieman of
                   $8,834.00 and $4,977.00,
                   respectively, to offset the cost of
                   2007 club membership fees.").

            *      investigate why no executive officers
                   received performance based bonuses in
                   2008 and implement measures to
                   restore credibility to the bonus
                   program.

            *      implement a reverse stock-split
                   concomitant with a fair value
                   repurchase of small odd-lot shares to
                   accomplish a privatization of
                   Bankshares and a reduction of
                   operating expenses as a result of
                   suspension of reporting obligations
                   to the U.S. Securities and Exchange
                   Commission. Of course, the suspension
                   of reporting may result in the lack
                   of a trading market for remaining
                   shareholders, the lack of financial
                   information about a private company
                   and the lack of certain regulatory
                   controls.

            *      explore accretive acquisitions of
                   other local banks, such as the Oak
                   Harbor National Bank, the Republic
                   Banking Company of Republic, the
                   Farmers Citizens Bank of Bucyrus or
                   others.

            *      implement a reduction in the
                   retirement age for directors from the
                   present 76 years of age to 69 years
                   of age.

            *      implement a succession plan by
                   identifying the next-in-line to be
                   president.

            *      the appointment of an independent
                   Director as Chairman of the Board of
                   Directors.

            *      implement an Independent Board of
                   Directors Nominating Committee with
                   an objective, among others, of
                   enhancing gender diversity on the
                   Board of Directors.

            *      establish a 45% to 50% divided payout
                   to net income ratio.

            *      implement a policy of disclosure to
                   all shareholders of the earnings
                   performance goal for the current
                   calendar year.

                   No assurance can be given that
            shareholder value will actually be enhanced or maximized as a result of the proposed programs, action or efforts being implemented or executed. In addition no guarantee may be given that any of the proposals will be adopted by the Croghan
            Board of Directors given my minority
            position on the board if elected. However I believe that I can serve the best interest all of the stockholders of Croghan, and I need your support.


             ELECTION OF DIRECTORS OF CROGHAN

                   The Code of Regulations of Croghan
            that are on file with the State of Ohio
            provide that the Board of Directors of
            Croghan will consist of Directors divided into three classes as nearly as equal in number as possible. The Directors of each class are elected to serve for a term expiring at the third succeeding Annual
            Meeting of Stockholders and until their
            successors have been elected and qualified.
            One class is to be elected annually by the stockholders of Croghan. A class of three
            (3) Directors should be elected at the 2009
            Stockholders Meetings for a term expiring at the Annual Meeting of Stockholders in the year 2012. I am soliciting proxies to myself as successor for one of the expiring 2009
            Directors' term.

                   The Code of Regulations of Croghan
            provide that each share of common stock is entitled to one vote. The three nominees who receive the highest number of votes will be elected as Directors. I intend to vote for myself as Director for a term which will expire in 2012.I also intend to vote for two
            (2) persons who have been nominated by
            Croghan to serve as Directors. You should refer to Croghan's Proxy Statement and form of proxy distributed by Croghan for the names, backgrounds, qualifications and the information concerning Croghan's nominees.
            There is no assurance that any of Croghan's nominees will serve if elected with me; and if those nominees will not serve, the Board will continue on as usual with the remaining seven (7) Directors plus me or the Directors may choose to fill the vacancies as provided in the By-Laws and Regulations of Croghan.

                   Only your latest dated proxy will be
            counted at the Stockholder Meeting. If you choose to vote by proxy for me by using the enclosed BLUE PROXY, you may NOT use the proxy card provided by Croghan to vote for any other nominees. In addition you CANNOT use the proxy card provided by the Board of Directors of Croghan to vote for me.

                   I have consented to being named in
            this Proxy Statement. I have agreed to serve as Director of Croghan if elected, and if elected I will act in a manner that I respectfully believe will be in the best interest of Croghan's stockholders. I believe that immediate action must be taken to improve Croghan's financial performance and shareholder value. Unless you instruct me otherwise, I will vote the BLUE PROXIES received by me for my election as Director of Croghan.




                    INFORMATION ABOUT
                   NATHAN G. DANZIGER

                   The following table shows the number
            and percentage of the outstanding shares of common stock of Croghan owned directly of record by Nominee NATHAN G. DANZIGER for election as Director:
                   Name                          Number
                                                 of
                                                 Shares
                                                 Percent(1)

                   NATHAN G. DANZIGER             2889

                                                 .168
            (1) Based upon 1,722,723 outstanding shares of common stock of Croghan as of September
            30, 2008 Form 10-Q

                   During the prior two(2) years I have
            neither purchased nor sold shares of Croghan
            Bancshares, Inc.

                   My principal occupation is Insurance
            and Financial Representative associated with
            Northwestern Mutual Insurance Company's
            Agency in Toledo, Ohio. I hold the Insurance professional designations of Chartered Life
            Underwriter (CLU) and Chartered Financial
            Consultant (CHFC).  Also co-owner with
            Samuel R. Danziger of three parcels of
            commercial/ multi-family  real estate in
            Fremont, Ohio, one of which is security for a loan from Croghan-Colonial Bank.
            Graduated from the University of
            Pennsylvania with a B.S. in Economics, is 69 years old and resides at 3014 Pembroke Road, Ottawa Hills, Ohio 43606.

                   I am not nor within the past year i)
            have not been a party to any contract,
            arrangement or understanding with any person with respect to any securities of Croghan,
            (ii) do not nor during the past two years have not had, a direct or indirect interest in any transaction or series of similar transactions to which Croghan, or any of its subsidiaries, was or is to be a party, except as co-owner I have one long standing real estate loan with Croghan secured by one parcel of commercial real estate, (iii) do not have any arrangement or understanding with any person with respect to any future transactions to which Croghan or any of its affiliates will or may be a party, or (iv) do not have any arrangement or understanding with any person with respect to future employment by Croghan or its affiliates. As to Jared E. Danziger and Samuel R. Danziger,
            1) Jared E. Danziger is my nephew and Samuel
            R. Danziger is my brother and 2) Jared E.
            Danziger, Nathan G. Danziger and Samuel R.
            Danziger are Pro Se Petitioners in a Court case against Croghan which commenced in 2001 when Petitioners attempted to exercise their shareholder right to inspect the books and records of both Bancshares and Bank. After suit was filed Bancshares acquiesced as to Bancshares but not as to Bank's books and records; the Sandusky County Ohio Common
            Pleas Court and the Sixth District Court of
            Appeals held in favor of respondent-appellee
            Luse (as corporate Secretary); the Ohio
            Supreme Court reversed the lower court
            decisions and granted the Danzigers the
            right to inspect both Bancshares and Croghan
            Colonial Bank's books and records (Danziger v. Luse- the full opinion is at http://www.sconet.state.oh.us/rod/newpdf/ then type in the WebCite No.:
            "2004-Ohio-5227").

                   At present the matter is still before
            the Common Pleas Court on Bancshares' and
            Banks' claim of "other issues". I believe their claim of "other issues" is without merit. A Court ordered Mediation is presently scheduled for May 11, 2009.

                   I do not  have any arrangement or
            understanding with any other person
            according to which I will be nominated as a Director of Croghan. I do not have any interest in the matters to be voted upon at the Stockholders Meeting other than my interest as a stockholder of Croghan.

                   I estimate that my total expenditures
            relating to my solicitation of proxies will be approximately $975.00 (including, but not limited to, costs related to my printing and other costs incidental to the solicitation).
            My expenditures to date relating to this solicitation have been approximately
            $100.00. If I am elected as a Director I do not intend to seek reimbursement of these expenses from Croghan.

                   Nathan G. Danziger's wife, Nancy K.
            Danziger whose address also is 3014 Pembroke
            Road, Ottawa Hills, Ohio 43606 directly owns
            1758  shares of common stock of Croghan.
            Nathan G. Danziger disclaims any beneficial or voting interest in the 1758 shares owned by Nancy K. Danziger.


            CERTAIN INFORMATION ABOUT CROGHAN

                   Based upon Croghan's report on Form
            10-Q filed with the SEC for the quarter
            ended September 30, 2008 there were
            1,722,273 shares of common stock, $12.50 par value per share, of Croghan outstanding as of the close of business on September 30, 2008. Under Croghan's Articles of
            Incorporation, each share of common stock is entitled to one vote on each matter to be considered at the Stockholders Meeting. The address of Croghan's principal office is 323
            Croghan Street, Fremont, Ohio 43420.


             DATE, TIME AND PLACE OF CROGHAN
                   STOCKHOLDERS MEETING

                   According to the Code of Regulations
            of Croghan currently on file, the
            Stockholders Meeting will be held at the Holiday Inn, 3422 N. State Route 53,
            Fremont, Ohio 43420 on Tuesday, May 12, 2009 at 1:00 PM. Notice of time and location of such Meeting has been sent to you by Croghan. The record date for stockholders entitled to notice of and to vote at the Stockholder Meeting, and any adjournment thereof, was at the close of business on March 13, 2009.

                      OTHER MATTERS

                   I will vote your shares of Croghan
            common stock represented by properly
            executed BLUE PROXIES in the manner which
            you direct.    If no specific direction is
            given, I will vote the BLUE PROXIES for my election to the Board of Directors of Croghan. If other matters are properly presented at the Stockholders Meeting, the BLUE PROXIES will grant me the authority to vote such proxies in my discretion on such matters and I intend to vote in accordance with my best judgment on such matters.

                   Blue proxies marked as abstentions,
            broker non-votes or as withholding authority to vote for me as Directors will be treated as shares present for purpose of determining whether a quorum for the Stockholders
            Meeting is present but will not be counted as votes cast for me.

                   Please refer to the Croghan's proxy
            statement relating to the Stockholders
            Meeting that may be sent to all stockholders with respect to information concerning (i) beneficial ownership by management of
            Croghan's securities, (ii) beneficial owners of 5% or more of Croghan's securities, (iii) classes of Croghan Board of Directors, (iv) meetings of Croghan Board of Directors and all committees thereof, (v) certain information regarding the existing directors as well as management's nominees to serve as directors of Croghan, (vi) compensation and remuneration paid and payable to Croghan
            Directors and management, (vii) the date by which stockholder must submit proposals to Croghan for inclusion in Croghan's next
            Annual Meeting proxy statement, and (viii) other matters required by law to be disclosed. I have no independent knowledge as to the accuracy or completeness of the proxy statement that Croghan's Board of Directors may send to you in connection with the Stockholders Meeting.

                   The expense of preparing and mailing
            this Proxy Statement and my  other
            soliciting material, as well as my cost of soliciting proxies, will be borne by me. In addition to the use of the mails, proxies may be solicited by me by the use of the telephone and by in-person meetings. I also will request by mail brokerage firms, banks, nominees, custodians and fiduciaries to forward my solicitation materials to the beneficial owners of common stock of Croghan held by such institutions or persons and I will reimburse such institutions and persons for their reasonable costs of forwarding such material.

                   Once the Board of Directors has
            established the agenda for the Stockholders
            Meeting, I may send additional information to you regarding the meeting. If you buy or sell shares of Croghan common stock between the date of this Proxy Statement and the record date for the Stockholders Meeting, then you may have to complete and sign a new
            BLUE PROXY.

            IMPORTANT      Please sign and date only the
            enclosed BLUE PROXY and mail it as soon as possible in the self-addressed postage-paid envelope provided. When you receive a white proxy card from Croghan relating to the Stockholders Meeting, please do not sign or return it to Croghan. If you do so, it may revoke any proxy that you return to me. If you want to revoke any proxy you have given to me, you may do so by signing and returning a new proxy (dated subsequent to any previous proxy), by attending the Stockholders Meeting and voting in person or by sending me a written letter of revocation of your proxy at the address shown on page 1 of this Proxy Statement.

            IMPORTANT --    Your vote is important. No
            matter how many or how few shares you own, please vote for my election as Director of Croghan by signing, dating and mailing the enclosed BLUE PROXY as soon as possible.
            Please also indicate on the BLUE PROXY your vote for these shareholders proposals.

                   Please sign and mail only the
            enclosed BLUE PROXY if you wish to vote in accordance with my recommendations. Do not sign any white proxy card that you may receive from the Board of Directors of Croghan. You must sign your BLUE PROXY exactly as your name appears on your stock certificate of Croghan. If you own your stock jointly, both owners must sign the BLUE PROXY.

                   STREET  NAME  STOCKHOLDERS: If your
            shares of common stock are held in the name of your broker, bank or other nominee, you must to contact your broker, bank or nominee and give them instructions as to the voting of your stock. Your broker or bank cannot vote your shares without receiving your instructions. Please contact the person responsible for your account and instruct them to execute a BLUE PROXY as soon as possible. You should also return your proxy card to your broker or bank as soon as you receive it.

                   The proxies that I am soliciting will
            be valid only at the 2008 Annual
            Stockholders Meeting. The proxies will not be used for any other meeting and may be revoked at any time before they are exercised. If you have any questions or need further assistance, please do not hesitate to contact me at (419) 332-4201 (or
            419-407-8601).

                   The date of this Proxy Statement is
            February 20, 2009.
                                   PRELIMINARY


















                            PRELIMINARY
            PROXY SOLICITED ON BEHALF OF NATHAN G.
            DANZIGER FOR USE AT THE 2009 ANNUAL MEETING
            OF STOCKHOLDERS OF  CROGHAN BANCSHARES, INC.
            AND ANY AND ALL ADJOURNMENTS OF THAT MEETING

            THE UNDERSIGNED HEREBY APPOINT(S) NATHAN G.
            DANZIGER AS PROXY, WITH FULL POWER TO
            APPOINT HIS SUBSTITUTE, TO REPRESENT AND TO
            VOTE AS INDICATED BELOW, ALL SHARES OF
            COMMON STOCK OF CROGHAN BANCSHARES, INC.
            (CROGHAN) WHICH THE UNDERSIGNED IS ENTITLED
            TO VOTE AT THE MAY 12, 2009 ANNUAL MEETING
            OF STOCKHOLDERS OF CROGHAN, OR AT ANY AND
            ALL POSTPONEMENTS OR ADJOURMMENTS THEREOF
            (THE STOCKHOLDERS MEETING), UPON THE
            FOLLOWING MATTERS.

                   1.   Election of Directors for
            three-year term expiring in 2012.

                   ____    FOR the election of  nominee
                           NATHAN G. DANZIGER.

                   ____     WITHHOLD AUTHORITY to vote
                           for the election of nominee
                           listed above.

                   Nathan G. Danziger intends to use
            this proxy to vote for himself and two(2) of the persons who have been nominated by Croghan to serve as Directors other than the Nominee noted below. You should refer to the Croghan proxy statement and form of proxy distributed by Croghan for the names, backgrounds, qualifications and other information concerning the Croghan Nominees.
            There is no assurance that any of the
            Croghan Nominees will serve if elected with Nathan G. Danziger; and if those nominees will not serve, the Board will continue as usual with the remaining seven (7) Directors plus Nathan G. Danziger. You may withhold authority to vote for an additional
            Nominee(s), by writing the name of the
            Croghan Nominee(s) in the following space below.

                                  ______________________
            Nominee(s)




                   CONTINUED ON REVERSE - PLEASE SIGN ON
                   REVERSE SIDE










            2.     In his discretion, Nathan G.
            Danziger, as proxy, is authorized to vote on such other matters as may properly be presented at the Stockholders Meeting.

            This Proxy when properly executed will be voted in the manner directed by the undersigned.

            THE UNDERSIGNED HEREBY REVOKES ANY AND ALL
            PROXIES RELATING TO THE STOCKHOLDERS MEETING
            PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH
            RESPECT TO ALL SHARES OF COMMON STOCK OF
            CROGHAN BANCSHARES OWNED BY THE UNDERSIGNED.

                   Dated: _________________, 2009.

            _________________________________

            _________________________________
            (Sign and Print Name)(Shareholder Number)

            _________________________________
            (If held jointly - All sign and print names)

            Title, if applicable:__________________

                   Please sign exactly as your name
            appears on the stock records of Croghan
            Bancshares. If there are two or more owners, both should sign this proxy. When signing as Attorney, Executor, Administrator, Trustee,
            Guardian or other representative capacity, please give full title as such. If owner is a corporation, please indicate full corporate name and sign by an authorized officer. If owner is a partnership or limited liability company, please indicate the full partnership or limited liability company name and sign by an authorized person.

              PLEASE SIGN, DATE AND MAIL THIS PROXY CARD
            TODAY.

                                   PRELIMINARY